PRICING SUPPLEMENT NO. 48                                      Rule 424 (b)(3)
DATED: October 9, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes    Book Entry Notes
$5,000,000                [x]                    [x]

Original Issue Date:      Fixed Rate Notes       Certificated Notes
October 10, 1997          [_]                    [_]


Maturity Date:
October 15, 1998

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                               Optional           Optional
                        Redemption             Repayment          Repayment
Redeemable On           Price(s)               Date(s)            Price(s)
-------------           ----------             ----------         ----------

N/A                     N/A                    N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.595%

Index Maturity:  One Month

Spread (plus or minus): -0.03%
----------------------------------

*        On the 15th of each month.

**       On the 15th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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